Exhibit 10.3

SEVERANCE AGREEMENT AND GENERAL RELEASE
Endologix, Inc. (“Company”) and Robert J. Krist (“Employee”) hereby enter into the following Severance Agreement and General Release (this “Agreement”):
1.Employee shall retire from Company, and as a director and/or officer, as applicable, of each subsidiary of Company, and the employment relationship between Employee, Company and each subsidiary of Company will be separated effective December 31, 2012 (the “Separation Date”). In reliance on Employee’s representations and releases in this Agreement, Company will provide Employee with the following:
(a)    (i) payment of a lump sum severance, equivalent to six months base pay, in the gross amount of $132,500, (ii) payment of the pro rated amount of Employee’s target bonus for the 2012 calendar year in the gross amount of $92,750 and (iii) payment of Employee’s accrued vacation pay in the gross amount of $40,760, each less applicable withholdings as required by law (collectively, the “Severance Payment”). The Severance Payment shall be made on or before December 31, 2012, provided Employee executes, and does not revoke, this Agreement;
(b)    accelerated vesting of the unvested portion of stock option nos. 1728 and 2091 and restricted stock award no. 1521 by six months, and accelerated vesting of twenty-five percent (25%) of the unvested portion of restricted stock unit award no. 2486, each effective as of the Separation Date;
(c)    payment of COBRA coverage for Employee under Company’s health insurance plans (medical, dental, prescription drug and group life) through June 30, 2013; and
(d)    a Consulting Agreement in the form of Exhibit A attached hereto (the “Consulting Agreement”).
The consideration described in this paragraph exceeds the amounts Employee would otherwise be eligible to receive under law, agreement and/or Company policies.
2.    Employee and Company agree that Employee’s rights and obligations with regard to any equity in Company shall be governed by the terms of any applicable stock option, restricted stock purchase and restricted stock unit agreement(s) between Employee and Company, except as modified by this Agreement. Upon execution of this Agreement, Employee will own the number of vested shares of restricted stock, vested stock options and vested restricted stock units set forth on Exhibit B attached hereto (inclusive of the consideration provided in paragraph 1 above). Employee’s stock options (but not his restricted stock units) will continue to vest during the period of his consultancy, pursuant to the terms of the Consulting Agreement attached hereto as Exhibit A. Employee acknowledges and agrees that his right to exercise any vested stock options shall expire in accordance with the terms of the applicable stock option agreement, as extended by this Agreement and the Consulting Agreement. For purposes of clarity, Employee’s right to exercise any vested stock options shall expire 90 days following (a) the expiration of the Term (as defined in the Consulting Agreement) or (b) such earlier date if Employee terminates the Consulting Agreement prior to the expiration of the Term. Employee further acknowledges and agrees that any incentive stock options held by Employee will cease to be so characterized if exercised by Employee more than 90 days following his Separation Date.
3.    As consideration for Company to enter into this Agreement, Employee agrees that he will not file any complaints or other proceedings against Company or any Released Party (as defined below)

Exhibit 10.3

with any court or arbitrator based on any claim released by this Agreement, and that if any court or arbitrator assumes jurisdiction of any proceeding against Company or any Released Party on his behalf, Employee will immediately take all actions necessary to assure the matter is dismissed or closed. This Agreement does not limit Employee’s right to file a charge or complaint with any state or federal agency, or to cooperate in such a matter, although Employee expressly waives and relinquishes all right to any relief that any governmental agency may obtain on his behalf.
4.    In exchange for the consideration referred to in paragraph 1 above, Employee waives and releases all claims, known and unknown, which he might otherwise have had, as of the date of execution of this Agreement, against Company or any of its parent or affiliated companies, or any of its or their respective officers, directors, stockholders, employees, attorneys, insurers, agents, successors or assigns (collectively, the “Released Parties”), including but not limited to claims regarding any aspect of Employee’s employment or compensation, the cessation of Employee’s employment, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Acts, the California Fair Employment and Housing Act, California Government Code section 12900, et seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code and the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., all as amended, any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date Employee executes this Agreement.
5.    It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
6.    Employee acknowledges that he is entering into this Agreement in return for the consideration referred to in paragraph 1 above. Employee further agrees that no promises, representations, or inducements have been made to him which caused him to sign this Agreement other than those which are expressly set forth above in paragraph 1. This Agreement contains all of the terms, promises, representations, and understandings made between the parties regarding the subject matter of this Agreement; provided, however, that notwithstanding any provision of this Agreement to the contrary, Employee’s Proprietary Information and Inventions Agreement and Indemnification Agreement shall remain in full force and effect in accordance with their terms.
7.    Employee agrees not to make any written or oral statements about Company or any of the Released Parties that are disparaging, including via internet and media.  Nothing in this Agreement shall preclude Employee from communicating or testifying truthfully (a) to the extent expressly required by law, (b) to any state or federal government agency, (c) in response to subpoena to testify issues by a court of competent jurisdiction, or (d) in any action to challenge or enforce the terms of this Agreement.

Exhibit 10.3

8.    Employee acknowledges that he has been paid all wages and Company benefits due and owing as of the Separation Date, less appropriate withholdings, including all accrued vacation pay, and is not owed any additional amounts, other than those to which Employee may be entitled under this Agreement.
9.    Employee represents that he has returned all Company property in his possession, whether in tangible or electronic form, including, without limitation, computers, phones, printers, furniture and all data, analysis and reports regarding Company and its business, operations, intellectual property, other assets and products or potential products.
10.    This Agreement will be interpreted in accordance with the laws of the State of California. All provisions of this Agreement are severable. Accordingly, if any provision of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable.
11.    Employee acknowledges that: (a) Company has advised Employee to consult with an attorney and tax advisor prior to the execution of this Agreement; (b) Employee has had the opportunity to discuss this Agreement with his attorneys and tax advisors, to the full extent he so desires; (c) Employee has carefully read and fully understands all of the provisions of this Agreement; (d) Employee fully understands that this Agreement releases all of his claims, both known and unknown, against Company and the Released Parties; (e) Employee signs this Agreement voluntarily; and (f) Employee has the capacity to enter into this Agreement.
12.    Employee understands that he has twenty-one (21) days to review and fully consider this Agreement before signing it, and that he may take as much of that period as he wishes prior to signing it. Employee also understands that within seven (7) days of the date of signing this Agreement, he has the right to revoke this Agreement. Any such revocation must be made in a signed writing delivered to Company, c/o John McDermott, Chief Executive Officer, within the seven (7) day revocation period. If Employee timely revokes this Agreement, it shall not be effective or enforceable, Employee must immediately return the Severance Payment and any other benefits received by Employee prior to the expiration of such revocation period and Employee will not thereafter receive any other benefits described in this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit 10.3

THE SIGNATURES BELOW MEAN THAT THE UNDERSIGNED HAVE READ THIS SEVERANCE AGREEMENT AND GENERAL RELEASE, FULLY UNDERSTAND SAME, AND AGREE AND VOLUNTARILY CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.

DATED: December 31, 2012	ROBERT KRIST /s/ Robert Krist (Signature)
DATED: December 31, 2012	ENDOLOGIX, INC. By: /s/ John McDermott
John McDermott
Chief Executive Officer

Exhibit 10.3

EXHIBIT A
CONSULTING AGREEMENT
AGREEMENT FOR INDEPENDENT CONTRACTOR SERVICES
This Agreement for Independent Contractor Services (the “Agreement”) is entered into by and between Endologix, Inc. (the “Company”) and Robert J. Krist (the “Independent Contractor”).
WHEREAS, the Company desires to retain Independent Contractor to perform services for the Company, as more particularly described herein;
WHEREAS, Independent Contractor is in the business of providing such services and has agreed to provide such services pursuant to the terms and conditions set forth in this Agreement;
NOW, THEREFORE, the parties agree as follows:
1.Services to Be Performed. The Independent Contractor will consult for, advise the Company on, and/or perform services relating to the Company’s accounting and finance operations. The Independent Contractor also agrees to provide the Company with related services that may be reasonably requested from time to time by the Chief Executive Officer of the Company. The Independent Contractor agrees to use his best efforts in the performance of his obligations under this Agreement. The Independent Contractor shall cooperate with the Company’s personnel and shall observe all Company rules, including specifically those relating to discrimination and harassment, security and confidentiality.
2.Proprietary Information and Inventions Agreement. The Independent Contractor agrees to sign and abide by the Company’s Proprietary Information and Inventions Agreement, attached hereto as Exhibit A (“PIIA”).
3.Termination. The term of this Agreement shall begin on January 1, 2013 (the “Start Date”) and expire on June 30, 2013 (the “Term”). Notwithstanding the above, during the Term, this Agreement may be terminated by either party, at any time, with or without cause, and with or without prior notice. In the event that this Agreement is terminated by the Company or the Independent Contractor, the Company shall have no further obligations to the Independent Contractor other than payment of outstanding invoices for work performed prior to the date of termination, if any; provided, however, that in the event that this Agreement is terminated by the Company, the Independent Contractor’s stock options and restricted common stock awards shall continue to vest through the end of the Term in accordance with paragraph 5 herein.
4.Independent Contractor Status. It is the express intention of the parties hereto that the Independent Contractor is and at all times during the Term of this Agreement shall remain an independent contractor and not an employee, agent, joint venturer or partner of the Company for any purposes whatsoever.
(a)Performance of Services. The Company and the Independent Contractor shall mutually agree upon the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by the Independent Contractor on any given day will be mutually agreed upon by the Company and the Independent Contractor.

Exhibit 10.3

(b)Final Results. In the performance of the Services, the Independent Contractor has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained. However, the Services contemplated herein must meet the Company’s standards and approval.
(c)Non-Exclusivity. The Independent Contractor retains the right to contract with other companies or entities for consulting services or employment, subject to the terms of the PIIA.
(d)Taxes – Form 1099. Since the Independent Contractor is an independent contractor, all compensation under this Agreement shall be paid to the Independent Contractor without the Company withholding any payroll taxes or deductions and shall be reported by the Company on Form 1099.
(e)No Employment Benefits. The Independent Contractor shall not be entitled to any employment benefits made available to employees from time to time, other than those to which he may be entitled under the Severance Agreement and General Release signed by the parties. The Independent Contractor shall be solely responsible for all state and federal income taxes, unemployment insurance, social security taxes and state disability insurance and for maintaining adequate workers’ compensation insurance coverage to the extent legally required.
(f)Compensation. For the full and proper performance of this Agreement, the Company agrees to compensate the Independent Contractor as follows: (1) continued vesting of the Independent Contractor’s stock options and restricted common stock awards through June 30, 2013, or the date of termination of this agreement by the Independent Contractor, whichever is earlier; and (2) $150.00 per hour for each hour of service to the Company in any calendar month in excess of 30 hours. The Company does not guarantee any minimum hours of work. Notwithstanding anything to the contrary herein, the Independent Contractor’s restricted stock unit awards shall not be subject to continued vesting under this Agreement.
5.Expenses. Unless otherwise explicitly agreed to, the Independent Contractor shall be responsible for all business expenses incurred by the Independent Contractor in connection with, or related to, the performance of services under this Agreement.
6.No Authority to Bind. The Independent Contractor shall have no power to obligate, commit or legally bind the Company in any manner whatsoever, and the Company shall have no liability to the Independent Contractor or to others for any acts or omissions of the Independent Contractor.
7.Warranties. The Independent Contractor will assume sole responsibility for his compliance with applicable federal and state laws and regulations, and shall rely exclusively upon his own determination, or that of its legal advisers, that the performance of services and the receipt of fees hereunder comply with such laws and regulations.
8.Non-Assignability of Contract. This Agreement is personal to the Independent Contractor and he shall not have the right to assign any of his rights or delegate any of his duties without the express written consent of the Company.
9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California.

Exhibit 10.3

10.Severability. In the event any provision of this Agreement shall be held invalid, the same shall not invalidate or otherwise affect in any respect any other term or terms of this Agreement, which term or terms shall remain in full force and effect.
11.Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Independent Contractor.
12.Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
13.Complete Agreement. This Agreement, along with the PIIA, contains the entire understanding between the parties and supersedes, replaces and takes precedence over any prior or contemporaneous understanding or oral or written agreement between the parties respecting the subject matter of this Agreement; provided, that nothing in this Agreement is intended to alter the Severance Agreement and General Release signed by the parties. There are no other representations, agreements, arrangements, nor understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.
This Agreement is executed and entered into on the date(s) set forth below.

ROBERT KRIST                    ENDOLOGIX, INC.
/s/ Robert Krist                        By: /s/ John McDermott              (Signature)                         (Signature)
Date:    December 31, 2012                Name:    John McDermott
Title:     Chief Executive Officer
Date:    December 31, 2012

Exhibit 10.3

EXHIBIT B
VESTED EQUITY AWARDS

•	stock option no. 1728

•	stock option no. 2091

•	restricted stock award no. 1521